Exhibit 32.1

CERTIFICATIONS OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Transitional Report on Form 10-KT of Vinings Holdings, Inc. (the “Company”) for the transitional period from March 1, 2020 to December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2021

/s/ Dave Mehalick

Dave Mehalick

Chief Executive Officer

(Principal Executive Officer)

/s/ Christine Sheehy

Christine Sheehy

Chief Financial Officer

(Principal Financial Officer)